EXHIBIT 10.3

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (this “Agreement”), effective as of the 31st day of March 2004, is by and between (i) BANK OF AMERICA, N.A., a national banking association (the “Bank”); and (ii) MICROSTRATEGY INCORPORATED, a Delaware corporation, MICROSTRATEGY SERVICES CORPORATION, a Delaware corporation, MICROSTRATEGY MANAGEMENT CORPORATION, a Delaware corporation, MICROSTRATEGY ADMINISTRATION CORPORATION, a Delaware corporation and STRATEGY.COM INCORPORATED, a Delaware corporation (individually and collectively, the “Borrower”).

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated May 19, 2003, made by the Borrower and payable to the order of the Bank, in the original principal amount of Ten Million and no/100 Dollars ($10,000,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (the “Note”); and

WHEREAS, the Note is issued pursuant to, and subject to the terms and conditions set forth in, that certain Secured Credit Agreement dated May 19, 2003, between the parties hereto (as modified by a certain First Modification Agreement dated as of November 4, 2003, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to modify the terms of the Credit Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 6.9 (f) of the Credit Agreement is hereby modified by replacing “$500,000” with “$1,000,000”.

2. The Bank hereby acknowledges and agrees that the delivery of a letter from the independent public accountants of the Parent and its Consolidated Subsidiaries substantially similar in form and content to the draft letter provided to the Bank on March 30, 2004 shall satisfy the requirements of Section 6.l(iv) of the Credit Agreement.

3. The Bank hereby acknowledges and agrees that the loan by the Parent to a certain employee of the Borrowers in the amount of $58,000 did not and does not constitute or give rise to a violation by the Borrowers or any of their Subsidiaries of Section 6.12 of the Credit Agreement or any provision of any Collateral Document, prior written consent thereto having been given by the Bank on March 17, 2004. The Borrowers hereby confirm that said loan was repaid in full on March 31, 2004.

4. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note or the Credit Agreement.

5. Except as hereby expressly modified, the Credit Agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed.

6. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

MICROSTRATEGY INCORPORATED			[SEAL]

By	/s/ Eric F. Brown		3/31/04
	Name:	Eric F. Brown
	Title:	President and Chief Financial Officer

STRATEGY.COM INCORPORATED			[SEAL]

By	/s/ Eric F. Brown		3/31/04
	Name:	Eric F. Brown
	Title:	Chief Financial Officer, Vice President, Finance and Treasurer

MICROSTRATEGY SERVICES CORPORATION			[SEAL]

By	/s/ Eric F. Brown		3/31/04
	Name:	Eric F. Brown
	Title:	Vice President and Treasurer

MICROSTRATEGY MANAGEMENT CORPORATION			[SEAL]

By	/s/ Eric F. Brown		3/31/04
	Name:	Eric F. Brown
	Title:	Treasurer

MICROSTRATEGY ADMINISTRATION CORPORATION			[SEAL]

By	/s/ Eric F. Brown		3/31/04
	Name:	Eric F. Brown
	Title:	President and Treasurer

BANK OF AMERICA, N.A.		[SEAL]

By	/s/ Elizabeth F. Shore
Elizabeth F. Shore
Senior Vice President